Exhibit 99.1

For further Information:

AT HEARTLAND PARTNERS, L.P.:                    AT THE INVESTOR RELATIONS CO.:
Lawrence Adelson                                Brien Gately
Chief Executive Officer                         (847) 296-4200
(312) 834-0592


FOR IMMEDIATE RELEASE

               HEARTLAND PARTNERS REACHES FAVORABLE $3.25 MILLION
                        SETTLEMENT ON MILWAUKEE PROPERTY

CHICAGO, JANUARY 24, 2006 - Heartland Partners, L.P. (AMEX: HTL) today announced that CMC Heartland Partners has reached a proposed settlement in its appeal of a condemnation award by the Redevelopment Authority of the City of Milwaukee ("RACM").

The settlement calls for an additional payment of $3.25 million to CMC Heartland Partners for property RACM acquired by eminent domain in 2003. It is subject to formal approval by RACM's Board of Commissioners. Lawrence Adelson, CEO of CMC thanked Milwaukee Mayor Tom Barrett along with Commissioner Rocky Marcoux and Joel Brennan for their work to achieve the settlement.

ABOUT HEARTLAND

Heartland Partners, L.P. is a Chicago-based real estate limited partnership with properties, primarily in the upper Midwest and northern United States. CMC Heartland is a subsidiary of Heartland Partners, L.P. and is the successor to the Milwaukee Road Railroad, founded in 1847.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as the company, the Company or its management "believes," "expects," "intends," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. The forward-looking statements included in this release are made only as of the date of publication, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

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